Exhibit 99.1
March 7, 2011
BroadSoft Reports Record Fourth Quarter 2010 Financial Results
GAITHERSBURG, MD, March 7, 2011 — BroadSoft, Inc. (Nasdaq:BSFT), the leading global provider of software that enables fixed-line, mobile and cable service providers to deliver real time communications, voice and multimedia, services over their IP-based networks, today announced financial results for the quarter and year ended December 31, 2010.
Financial Highlights For the Fourth Quarter of 2010
•	Total revenue increased 61% sequentially and 85% year-over-year to $35.8 million

•	License revenue increased 64% sequentially and 97% year-over-year to $21.1 million
•	GAAP income from operations increased to $12.0 million, or 34% of total revenue; Non-GAAP income from operations increased to $13.0 million, or 36% of total revenue

•	GAAP diluted EPS increased to $0.41 per common share; Non-GAAP diluted EPS increased to $0.44 per common share
Results for the quarter ended December 31, 2010
Total revenue rose to a record $35.8 million in the fourth quarter of 2010, an increase of 85% compared to $19.3 million in the fourth quarter of 2009 and an increase of 61% compared to $22.3 million in the third quarter of 2010.
Net income for the fourth quarter of 2010 was $11.2 million, or $0.41 per diluted common share, compared to net income of $0.4 million, or $0.05 per diluted common share in the fourth quarter of 2009. GAAP results for the fourth quarter of 2010 included $0.8 million of non-cash stock-based compensation expense and $0.2 million of amortization expense related to acquired intangible assets.
On a non-GAAP basis, net income in the fourth quarter of 2010 was $12.2 million or $0.44 per diluted common share, compared to non-GAAP net income of $1.0 million, or $0.07 per diluted common share, in the fourth quarter of 2009. Non-GAAP net income for these periods excludes the impact of non-cash stock-based compensation expense and amortization expense related to acquired intangible assets.
Management Commentary
“BroadSoft delivered another strong quarter driven by the expanding adoption of our hosted unified communications and SIP trunking applications,” said Michael Tessler, president and chief executive officer, BroadSoft. “We continue to innovate and extend our technology and market leadership in the emerging market for voice application servers. In addition to our recently introduced BroadCloud service delivery platform, we announced MobileMxD, an integrated suite of consumer and enterprise UC services optimized for 4G networks. With MobileMxD, we believe mobile operators will be able to quickly introduce new revenue generating services to monetize their LTE investments.”
“In the fourth quarter, we achieved a 64% sequential increase in license revenue while growing our deferred revenue balance by $5.0 million quarter over quarter” said Jim Tholen, chief financial officer, BroadSoft. “Moreover, our margins reached the highest levels in company history, with gross margins expanding for the third quarter in a row, to 86% on a non-GAAP basis and 85% on a GAAP basis, while our income from operations as a percent of total revenue rose to 36% on a non-GAAP basis, and 34% on a GAAP basis, in the fourth quarter. In addition, we generated $9.0 million in cash flow from operations during the fourth quarter and ended the year with cash, cash equivalents, and marketable securities totaling $65.9 million.”
Results for the year ended December 31, 2010
For the full year, total revenue was $95.6 million, compared to $68.9 million in 2009, reflecting year over year growth of 39%.

Net income for the full year 2010 was $8.0 million, or $0.49 per basic common share and $0.32 per diluted common share, compared to a net loss of $7.8 million, or $(1.25) per basic and diluted common share in 2009. GAAP results in 2010 included $3.0 million of non-cash stock-based compensation expense and $0.8 million of amortization expense related to acquired intangible assets.
On a non-GAAP basis, net income for the full year 2010 was $11.8 million or $0.53 per basic common share and $0.48 per diluted common share, compared to a non-GAAP net loss of $3.4 million, or $(0.18) per basic and diluted common share in 2009. Non-GAAP net income (loss) for these periods excludes the impact of non-cash stock-based compensation expense and amortization expense related to acquired intangible assets and the pro forma conversion of the redeemable convertible preferred stock.
Guidance
For the first quarter of 2011, BroadSoft anticipates revenue of $27.0 to $29.0 million. The Company expects to achieve first quarter earnings on a non-GAAP basis of $0.04 to $0.11 per diluted common share and on a GAAP basis, $0.00 to $0.07 per diluted common share.
For the full year 2011, BroadSoft expects revenue of $116.0 to $120.0 million. The Company expects to achieve full year earnings on a non-GAAP basis of $0.56 to $0.66 per diluted common share and on a GAAP basis, $0.35 to $0.45 per diluted common share.
Conference Call
BroadSoft will discuss its fourth quarter and full year results and business outlook today via teleconference at 5:00 p.m. Eastern Time. To participate in the teleconference, callers can dial the toll free number 1-877-312-5517 (U.S. callers only) or +1-760-666-3772 (from outside the U.S.). The conference call can also be heard live via audio webcast at http://investors.broadsoft.com/events.cfm. To help ensure the conference begins on time, please dial in or connect via the web five minutes prior to the scheduled start time.
For those unable to participate in the live call, an audio replay will be available between 8:00 p.m. Eastern Time March 7, 2011 and 11:59 p.m. Eastern Time March 24, 2011 by calling 1-800-642-1687 or +1-706-645-9291, with Conference ID 14326033. A recording of the call will be available two hours following the conclusion of the call at http://investors.broadsoft.com until April 9, 2011.
Use of Non-GAAP Financial Measures
BroadSoft has provided in this release, and will provide on this afternoon’s teleconference, financial information that has not been prepared in accordance with generally accepted accounting principles, or GAAP. BroadSoft uses these non-GAAP financial measures internally in analyzing its financial results and believes they are useful to investors, as a supplement to GAAP measures, in evaluating BroadSoft’s ongoing operational performance. BroadSoft’s management regularly uses these non-GAAP financial measures to understand and manage its business and believes that these non-GAAP financial measures provide meaningful supplemental information regarding the Company’s performance by excluding certain non-cash expenses, and may include additional adjustments for items that are infrequent in nature. BroadSoft believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing its financial results with other companies in BroadSoft’s industry, many of which present similar non-GAAP financial measures to investors. A reconciliation of the non-GAAP financial measures included in this release and to be discussed on this afternoon’s teleconference to the most directly comparable GAAP financial measures is set forth below.
Non-GAAP net income (loss) and net income (loss) per share. We define non-GAAP net income (loss) as net income (loss) plus stock-based compensation expense and amortization expense related to acquired intangible assets. We define non-GAAP income (loss) per share as non-GAAP net income (loss) divided by the weighted average shares outstanding. Also, in calculating non-GAAP net income (loss) per share for the three months ended December 31, 2009 and the years ended December 31, 2010 and December 31, 2009, we adjusted the GAAP weighted average shares outstanding to include shares of redeemable convertible preferred stock on an “as-if-converted to common stock” basis. We consider these non-GAAP financial measures to be useful metrics for management and our investors because they exclude the effect of certain non-cash expenses so that management and our investors can compare BroadSoft’s core business operating results over multiple periods.
Non-GAAP gross margin, license gross margin and maintenance and professional services gross margin. We define non-GAAP gross margin as gross margin plus stock-based compensation expense and amortization expense related to acquired intangible assets. We consider non-GAAP gross margin to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so that management and its investors can compare BroadSoft’s sales margins over multiple periods. Where we provide further breakdown of non-GAAP gross margin between license, and maintenance and professional services, we add back the stock-based compensation expense and amortization expense, as applicable, to the related gross margin.

Non-GAAP income (loss) from operations. We define non-GAAP income (loss) from operations as income (loss) from operations plus stock-based compensation expense and amortization expense related to acquired intangible assets. We consider non-GAAP income (loss) from operations to be a useful metric for management and our investors because it excludes the effect of certain non-cash expenses so that management and our investors can compare BroadSoft’s core business operating results over multiple periods. Where we provide further breakdown of non-GAAP operating expenses for sales and marketing, research and development and general and administrative, we deduct stock-based compensation expense included in the applicable expense item.
The presentation of non-GAAP net income (loss), non-GAAP net income (loss) per share, non-GAAP gross margin, non-GAAP income (loss) from operations and other non-GAAP financial measures in this release and on this afternoon’s teleconference is not meant to be a substitute for “net income (loss),” “net income (loss) per share,” “gross margin,” “income (loss) from operations” or other financial measures presented in accordance with GAAP, but rather should be evaluated in conjunction with such data. Our definition of “non-GAAP net income (loss),” “non-GAAP net income (loss) per share,” “non-GAAP gross margin,” “non-GAAP income (loss) from operations” and other non-GAAP financial measures may differ from similarly titled non-GAAP measures used by other companies and may differ from period to period. In reporting non-GAAP measures in the future, management may make other adjustments for expenses and gains that it does not consider reflective of core operating performance in a particular period and may modify “non-GAAP net income (loss),” “non-GAAP net income (loss) per share,” “non-GAAP gross margin,” “non-GAAP income (loss) from operations” and such other non-GAAP measures by excluding these expenses and gains.
Forward-Looking Statements
This press release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements may be identified by their use of terms and phrases such as “anticipate,” “continue,” “extend,” “expect,” “will,” “believe” and other similar terms and phrases, and such forward-looking statements include, but are not limited to, the statements regarding the Company’s future financial performance set forth under the heading “Guidance” and the ability of mobile operators to introduce new revenue-generating services using MobileMxD. The outcome of the events described in these forward-looking statements is subject to known and unknown risks, uncertainties and other factors that could cause actual results to differ materially from the results anticipated by these forward-looking statements, including, but not limited to: the Company’s dependence on the success of BroadWorks and on its service provider customers to sell services using its applications; claims that the Company infringes the intellectual property rights of others; the Company’s dependence in large part on service providers’ continued deployment of, and investment in, their IP-based networks; the extent to which mobile operators are receptive to MobileMxD and the Company’s ability to expand its product offerings, as well as those factors contained in the “Risk Factors” section of the Company’s Annual Report on Form 10-K filed with the SEC on March 7, 2011, and in the Company’s other filings with the SEC. All information in this release is as of March 7, 2011. Except as required by law, the Company undertakes no obligation to update publicly any forward-looking statement made herein for any reason to conform the statement to actual results or changes in the Company’s expectations.
About BroadSoft
BroadSoft provides software that enables fixed-line, mobile and cable service providers to deliver voice and multimedia services over their IP-based networks. The Company’s software, BroadWorks®, enables service providers to provide enterprises and consumers with a range of cloud-based, or hosted, IP multimedia communications, such as hosted IP private branch exchanges, video calling, unified communications, collaboration and converged mobile and fixed-line services.
Financial Statements
The financial statements set forth below are not the complete set of the Company’s financial statements for the quarter and year and are presented below without footnotes. Readers are encouraged to obtain and carefully review BroadSoft’s Annual Report on Form 10-K for the year ended December 31, 2010, including all financial statements contained therein and the footnotes thereto, when it is filed with the SEC. Once filed with the SEC, the Form 10-K may be retrieved from the SEC’s website at www.sec.gov or from BroadSoft’s website at www.broadsoft.com.
Contact Information
For further information contact:
Investor Relations:
Monica Gould
+1-212-871-3927
monica@blueshirtgroup.com
Industry Analyst / Media Relations:
Sarah O’Neill
Mi Liberty
+44 (0) 207 751 4444
soneill@miliberty.com

BroadSoft, Inc.
Condensed Consolidated Balance Sheets
(Unaudited)

	December 31, 2010	December 31, 2009
	(In thousands, except share
	and per share data)
Assets:
Current assets:
Cash and cash equivalents	$47,254	$22,869
Short-term investments	13,703	—
Accounts receivable, net of allowance for doubtful accounts of $38 and $169, respectively	40,491	25,471
Other current assets	4,866	4,829

Total current assets	106,314	53,169

Long-term assets:
Property and equipment, net	3,590	1,563
Long-term investments	4,970	—
Restricted cash	972	599
Intangible assets, net	3,709	3,163
Goodwill	6,226	4,728
Other long-term assets	1,575	3,441

Total long-term assets	21,042	13,494

Total assets	$127,356	$66,663

Liabilities, redeemable preferred stock, redeemable convertible preferred stock and stockholders’ equity (deficit):
Current liabilities:
Accounts payable and accrued expenses	$12,439	$11,903
Notes payable and bank loans, current portion	1,170	4,536
Deferred revenue, current portion	57,437	33,806

Total current liabilities	71,046	50,245
Notes payable and bank loans	800	14,035
Deferred revenue, net of current portion	1,827	6,241
Other long-term liabilities	1,138	756

Total liabilities	74,811	71,277

Redeemable preferred stock and redeemable convertible preferred stock:	—	73,186
Stockholders’ equity (deficit):
BroadSoft, Inc. stockholders’ equity (deficit):

Common stock	255	63
Additional paid-in capital	142,508	20,340
Accumulated other comprehensive loss	(1,736)	(1,725)
Accumulated deficit	(88,482)	(96,474)

Total BroadSoft, Inc. stockholders’ equity (deficit)	52,545	(77,796)
Noncontrolling interest	—	(4)

Total stockholders’ equity (deficit)	52,545	(77,800)

Total liabilities and stockholders’ equity (deficit)	$127,356	$66,663

BroadSoft, Inc.

Condensed Consolidated Statements of Operations
(Unaudited)

	Three Months Ended		Year Ended
	December 31,		December 31,
	2010	2009	2010	2009
	(In thousands, except per share data)

Revenue:
Licenses	$21,086	$10,705	$53,302	$37,942
Maintenance and professional services	14,688	8,596	42,321	30,945

Total revenue	35,774	19,301	95,623	68,887

Cost of revenue:
Licenses	1,263	1,153	4,879	4,432
Maintenance and professional services	3,813	2,584	14,369	12,142
Amortization of intangibles	223	170	794	800

Total cost of revenue	5,299	3,907	20,042	17,374

Gross profit	30,475	15,394	75,581	51,513

Operating expenses:
Sales and marketing	9,217	6,906	31,818	28,534
Research and development	5,386	4,479	19,616	16,625
General and administrative	3,874	2,844	14,103	11,405

Total operating expenses	18,477	14,229	65,537	56,564

Income (loss) from operations	11,998	1,165	10,044	(5,051)

Other expense:	10	459	883	1,469

Income (loss) before income taxes	11,988	706	9,161	(6,520)
Provision for income taxes	807	332	1,169	1,333

Net income (loss)	11,181	374	7,992	(7,853)

Net loss attributable to noncontrolling interest	—	(1)	—	(4)

Net income (loss) attributable to BroadSoft, Inc.	$11,181	$375	$7,992	$(7,849)

Net income (loss) per common share available to BroadSoft, Inc. common stockholders:
Basic	$0.45	$0.06	$0.49	$(1.25)
Diluted	$0.41	$0.05	$0.32	$(1.25)

Weighted average common shares outstanding:
Basic	24,851	6,303	16,263	6,285
Diluted	27,444	7,381	24,721	6,285

Stock-based compensation expense included above:
Cost of revenue	$55	$41	$210	$325
Sales and marketing	279	162	882	1,088
Research and development	174	75	638	741
General and administrative	294	153	1,278	1,475
Summary of Consolidated Cash Flow Activity
(unaudited)

	Year Ended December 31,
	2010	2009
Net cash provided by operating activities	$19,386	$10,427
Net cash (used in) provided by investing activities	(24,274)	694
Net cash provided by (used in) financing activities	29,203	(2,684)

Broadsoft, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Three Months	Year Ended
	December 31,		Ended	December 31,
	2010	2009	September 30, 2010	2010	2009
	(In thousands)

Non-GAAP gross profit:
GAAP gross profit	$30,475	$15,394	$17,384	$75,581	$51,513
(percent of total revenue)	85%	80%	78%	79%	75%
Plus:
Stock-based compensation expense	55	41	63	210	325
Amortization of acquired intangible assets	223	170	186	794	800

Non-GAAP gross profit	$30,753	$15,605	$17,633	$76,585	$52,638

(percent of total revenue)	86%	81%	79%	80%	76%

GAAP license gross profit	$19,600	$9,382	$11,317	$47,629	$32,710
(percent of related revenue)	93%	88%	88%	89%	86%
Plus:
Stock-based compensation expense	20	22	21	89	173
Amortization of acquired intangible assets	223	170	186	794	800

Non-GAAP license gross profit	$19,843	$9,574	$11,524	$48,512	$33,683

(percent of related revenue)	94%	89%	89%	91%	89%

GAAP maintenance and professional services gross profit	$10,875	$6,012	$6,067	$27,952	$18,803
(percent of related revenue)	74%	70%	65%	66%	61%
Plus:
Stock-based compensation expense	35	19	42	121	152

Non-GAAP maintenance and professional services gross profit	$10,910	$6,031	$6,109	$28,073	$18,955

(percent of related revenue)	74%	70%	65%	66%	61%

BroadSoft, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Three Months	Year Ended
	December 31,		Ended	December 31,
	2010	2009	September 30, 2010	2010	2009
	(In thousands)

Non-GAAP income (loss) from operations:
GAAP income (loss) from operations	$11,998	$1,165	$1,459	$10,044	$(5,051)
(percent of total revenue)	34%	6%	7%	11%	(7%)
Plus:
Stock-based compensation expense	802	431	822	3,008	3,629
Amortization of acquired intangible assets	223	170	186	794	800

Non-GAAP income (loss) from operations	$13,023	$1,766	$2,467	$13,846	$(622)

(percent of total revenue)	36%	9%	11%	14%	(1%)

GAAP operating expense	$18,477	$14,229	$15,925	$65,537	$56,564

Less:
Stock-based compensation expense	747	390	759	2,798	3,304

Non-GAAP operating expense	$17,730	$13,839	$15,166	$62,739	$53,260

(as percent of total revenue)	50%	72%	68%	66%	77%

GAAP sales and marketing expense	$9,217	$6,906	$7,789	$31,818	$28,534

Less:
Stock-based compensation expense	279	162	239	882	1,088

Non-GAAP sales and marketing expense	$8,938	$6,744	$7,550	$30,936	$27,446

(as percent of total revenue)	25%	35%	34%	32%	40%

GAAP research and development expense	$5,386	$4,479	$4,787	$19,616	$16,625

Less:
Stock-based compensation expense	174	75	196	638	741

Non-GAAP research and development expense	$5,212	$4,404	$4,591	$18,978	$15,884

(as percent of total revenue)	15%	23%	21%	20%	23%

GAAP general and administrative expense	$3,874	$2,844	$3,349	$14,103	$11,405

Less:
Stock-based compensation expense	294	153	324	1,278	1,475

Non-GAAP general and administrative expense	$3,580	$2,691	$3,025	$12,825	$9,930

(as percent of total revenue)	10%	14%	14%	13%	14%

BroadSoft, Inc.
Reconciliation of Non-GAAP Financial Measures
(Unaudited)

	Three Months Ended		Three Months	Year Ended
	December 31,		Ended	December 31,
	2010	2009	September 30, 2010	2010	2009
	(In thousands, except per share data)

Non-GAAP net income (loss) and income (loss) per share:
GAAP net income (loss) attributable to BroadSoft, Inc.	$11,181	$375	$1,209	$7,992	$(7,849)

Plus:
Stock-based compensation expense	802	431	822	3,008	3,629
Amortization of acquired intangible assets	223	170	186	794	800

Non-GAAP net income (loss)	$12,206	$976	$2,217	$11,794	$(3,420)

GAAP net income (loss) per basic common share	$0.45	$0.06	$0.05	$0.49	$(1.25)

Plus:
Adjustment for preferred stock conversion (1)	—	(0.04)	—	(0.13)	0.84
Stock-based compensation expense	0.03	0.02	0.03	0.13	0.19
Amortization of acquired intangible assets	0.01	0.01	0.01	0.04	0.04

Non-GAAP net income (loss) per basic common share	$0.49	$0.05	$0.09	$0.53	$(0.18)

GAAP net income per diluted common share (2) (3)	$0.41	$0.05	$0.05	$0.32

Plus:
Adjustment for preferred stock conversion (1) (3)	—	(0.03)	—	—
Stock-based compensation expense	0.02	0.04	0.03	0.12
Amortization of acquired intangible assets	0.01	0.01	—	0.04

Non-GAAP net income per diluted common share	$0.44	$0.07	$0.08	$0.48

Non-GAAP weighted average shares outstanding: (4)
GAAP weighted average shares outstanding	24,851	6,303	24,688	16,263	6,285

Add:
Adjustment for convertible preferred stock conversion	—	12,914	—	6,073	12,763
Non-GAAP weighted average shares outstanding	24,851	19,217	24,688	22,336	19,048

(1)	For purposes of the calculation of non-GAAP basic and diluted earnings (loss) per common share, GAAP weighted average shares outstanding is adjusted as if the conversion of all shares of redeemable convertible preferred stock into common stock occurred at the beginning of each respective period.

(2)	Net income (loss) per diluted common share for the year ended December 31, 2009 is not presented because the effect of the share equivalents is anti-dilutive given the Company’s losses for this period. As a result, non-GAAP net loss per diluted common share is equal to non-GAAP net loss per basic common share.

(3)	GAAP net income per diluted common share for the year ended December 31, 2010 reflects the if-converted method of all shares of redeemable convertible preferred stock at the beginning of the period. Accordingly, no further adjustment for preferred stock conversion is made to calculate non-GAAP net income per diluted common share.

(4)	For the calculation of GAAP weighted average shares outstanding, the shares of common stock underlying shares of redeemable convertible preferred stock are not included for the periods prior to the IPO, whereas for the non-GAAP weighted average shares outstanding, the conversion of all shares of redeemable convertible preferred stock is assumed to have occurred at the beginning of each respective period.

BroadSoft, Inc.
Reconciliation of Expected Non-GAAP Financial Measures
(Unaudited)

	Three months ended March		Year Ending December 31,
	31, 2011		2011
	Low End	High End	Low End	High End
	(In thousands, except per share data)
Non-GAAP net income:

GAAP net (loss) income	$(85)	$1,915	$9,212	$11,212

Plus:
Stock-based compensation expense	911	911	5,228	5,228
Amortization of acquired intangible assets	245	245	944	944

Non-GAAP net income	$1,071	$3,071	$15,384	$17,384

Non-GAAP income per share:

GAAP net income per diluted common share	$—	$0.07	$0.35	$0.45

Plus:
Stock-based compensation expense	0.03	0.03	0.18	0.18
Amortization of acquired intangible assets	0.01	0.01	0.03	0.03

Non-GAAP net income per diluted common share	$0.04	$0.11	$0.56	$0.66